                                                                    EXHIBIT 4.15







                                     FORM OF


                               GUARANTEE AGREEMENT


                                       OF


                              PWG CAPITAL TRUST [ ]





                         DATED AS OF            , 199







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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I

Definitions................................................................   2


                                   ARTICLE II

                               Trust Indenture Act

SECTION 2.01.     Trust Indenture Act; Application.........................   5
SECTION 2.02.     Lists of Holders of Preferred
                      Securities...........................................   6
SECTION 2.03.     Reports by the Guarantee Trustee.........................   6
SECTION 2.04.     Periodic Reports to Guarantee
                      Trustee       .......................................   6
SECTION 2.05.     Evidence of Compliance with
                      Conditions Precedent.................................   6
SECTION 2.06.     Events of Default; Waiver................................   7
SECTION 2.07.     Disclosure of Information................................   7
SECTION 2.08.     Conflicting Interest.....................................   7


                                   ARTICLE III

                 Powers, Duties and Rights of Guarantee Trustee

SECTION 3.01.     Powers and Duties of the Guarantee
                      Trustee..............................................   8
SECTION 3.02.     Certain Rights and Duties of the
                      Guarantee Trustee....................................   9
SECTION 3.03.     Not Responsible for Recitals or
                      Issuance of Guarantee................................  12


                                   ARTICLE IV

                                Guarantee Trustee

SECTION 4.01.     Qualifications...........................................  12
SECTION 4.02.     Appointment, Removal and Resignation
                      of Guarantee Trustee.................................  13




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                                                                               2










                                                                            Page
                                                                            ----
                                    ARTICLE V


                                    Guarantee
SECTION 5.01.     Guarantee..........................................        14
SECTION 5.02.     Waiver of Notice...................................        14
SECTION 5.03.     Obligations Not Affected...........................        14
SECTION 5.04.     Enforcement of Guarantee ..........................        15
SECTION 5.05.     Guarantee of Payment...............................        16
SECTION 5.06.     Subrogation........................................        16
SECTION 5.07.     Independent Obligations............................        16


                                   ARTICLE VI

                    Limitation of Transactions; Subordination

SECTION 6.01.     Limitation of Transactions.........................        17
SECTION 6.02.     Subordination......................................        18


                                   ARTICLE VII

Termination..........................................................        18


                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

SECTION 8.01.     Exculpation........................................        18
SECTION 8.02.     Indemnification....................................        19


                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.     Successors and Assigns.............................        20
SECTION 9.02.     Amendments.........................................        20
SECTION 9.03.     Notices............................................        20
SECTION 9.04.     Genders............................................        21
SECTION 9.05.     Benefit............................................        21
SECTION 9.06.     Governing Law......................................        21
SECTION 9.07.     Counterparts.......................................        21
SECTION 9.08.     Exercise of Overallotment Option...................        21

                                    GUARANTEE AGREEMENT dated as of
                                         , 199 , between Paine Webber Group
                           Inc., a Delaware corporation (the "Guarantor"), and The Chase Manhattan Bank, a New York banking corporation, as the initial Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of PWG Capital Trust , a Delaware statutory business trust (the "Issuer").


                  WHEREAS, pursuant to an Amended and Restated Declaration of
Trust (the "Declaration") dated as of           , 199 , among the trustees of
the Issuer named therein, Paine Webber Group Inc., as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer may issue up to $ aggregate liquidation amount of its % Preferred Trust Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in Exhibit
B to the Declaration, of which $        aggregate liquidation amount of
Preferred Securities are being issued as of the date hereof and up to $ aggregate liquidation amount of Preferred Securities may be issued by the Issuer if and to the extent that the overallotment option granted by the Issuer pursuant to the Underwriting Agreement (as defined in the Declaration) is exercised by the Underwriters named in the Underwriting Agreement; and

                  WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;


                  NOW, THEREFORE, in consideration of the purchase by the initial purchasers thereof of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                    ARTICLE I

                                   Definitions

                  (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01.

                  (b) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

                  (c) All references to "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time.

                  (d) All references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified.

                  (e) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

                  (f) A reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

                  "Commission" means the Securities and Exchange
Commission.

                  "Common Securities" means the securities representing undivided beneficial interests in the assets of the Issuer, having the terms set forth in Exhibit C to the Declaration.

                  "Covered Person" means any Holder of Preferred
Securities.

                  "Debentures" means the series of Junior Subordinated Debentures issued by the Guarantor under the Indenture to the Property Trustee and entitled the " % Junior Subordinated Debentures due ".

                  "Distributions" has the meaning set forth in Exhibit B to the Declaration.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that except with respect to such a default resulting from a failure to pay any Guarantee Payment, such default shall have continued for more than 30 days.

                  "Guarantee Payments" shall mean the following Distributions and other payments, without duplication, with respect to the Preferred Securities, to the extent not made or paid by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of interest on the Debentures, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by the Issuer, but only if and to the extent that in each case the Guarantor has made a payment to the Property Trustee of interest or principal on the Debentures, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to Holders or the redemption of all the Preferred Securities upon the maturity or redemption of the Debentures as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor, and
(b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer (in either case, the "Liquidation Distribution").

                  "Guarantee Trustee" means The Chase Manhattan Bank until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor.

                  "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

                  "Indenture" means the Junior Subordinated Indenture dated as
of             , 1996, between the Guarantor and The Chase Manhattan Bank, as trustee, as supplemented by the Supplemental Indenture thereto dated as of 199 , pursuant to which the Debentures are to be issued.

                  "Investment Company" means an investment company as defined in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                  "Liquidation Distribution" has the meaning set forth in the definition of Guarantee Payments.

                  "Majority in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class who are the record owners of Preferred Securities whose aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents more than 50% of the aggregate liquidation amount of all outstanding Preferred Securities.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning set forth in the first WHEREAS clause above.

                  "Property Trustee" means the Person acting as Property Trustee under the Declaration.

                  "Redemption Price" has the meaning set forth in the definition of Guarantee Payments.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of, and familiarity with, the particular subject.

                  "66-2/3% in liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class who are the record owners of Preferred Securities whose aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) represents 66-2/3% or more of the aggregate liquidation amount of all outstanding Preferred Securities.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under
Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture
Act of 1939, as amended.


                                   ARTICLE II

                               Trust Indenture Act

                  SECTION 2.01.  Trust Indenture Act; Application.

                  (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

                  SECTION 2.02. Lists of Holders of Preferred Securities. (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a).

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

                  SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

                  SECTION 2.04. Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders, as applicable, such documents, reports and information as required by
Section 314(a)(1)-(3) (if any) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer).

                  SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in

Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.

                  SECTION 2.06. Events of Default; Waiver. (a) Subject to
Section 2.06(b), Holders may, by vote of at least a Majority in liquidation amount of the Preferred Securities, (A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, or (B) on behalf of the Holders of all Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  (b) The right of any Holder to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

                  SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

                  SECTION 2.08. Conflicting Interest. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                 Powers, Duties and Rights of Guarantee Trustee

                  SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders. The Guarantee Trustee shall not transfer its right, title and interest in this Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder exercising his or her rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to this Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                  (c) This Guarantee Agreement and all moneys received by the Property Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of or for the benefit of the Guarantee Trustee or its agents or their creditors.

                  (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such Events of Default shall have been cured before the giving of such notice; provided that, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.

                  (e) The Guarantee Trustee shall not resign as a Trustee unless a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

                  SECTION 3.02. Certain Rights and Duties of the Guarantee Trustee. (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred;

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts;

              (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c)  Subject to the provisions of Section 3.02(a) and (b):

                  (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part and, if the Trust is excluded from the definition of Investment Company solely by reason of Rule 3a-7 under the Investment Company Act ("Rule 3a-7"), subject to the requirements of Rule 3a-7, request and rely upon a certificate, which shall comply with the provisions of Section 314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

                (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

              (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders, unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause
    (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

                  (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV

                                Guarantee Trustee

                  SECTION 4.01. Qualifications. (a) There shall at all times be a Guarantee Trustee which shall:

                 (i) not be an Affiliate of the Guarantor;

                 (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

              (iii) if the Trust is excluded from the definition of an Investment Company solely by reason of Rule 3a-7 and to the extent Rule 3a-7 requires a trustee having certain qualifications to hold title to the "eligible assets" (as defined in Rule 3a-7) of the Trust, possess those qualifications.

                  If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i),(ii) and (iii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section
4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

                  SECTION 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

                  (c) The Guarantee Trustee appointed to office shall hold office until its successor shall have been appointed or until its removal or resignation.

                  (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until: (i) a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee; or (ii) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders, if the Trust is excluded from the definition of an Investment Company solely by reason of Rule 3a-7.

                  (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    Guarantee

                  SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  SECTION 5.02. Waiver of Notice. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and, to the extent permitted by law, all other notices and demands.

                  SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.04. Enforcement of Guarantee. The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement, including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement, and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of such Holder's right to receive payment under the Guarantee. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

                  SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer).

                  SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.


                                   ARTICLE VI

                    Limitation of Transactions; Subordination

                  SECTION 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, the Guarantor will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder, (ii) there shall have occurred any Event of Default (as defined in the Declaration) or (iii) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions will not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Guarantor by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Guarantor upon the redemption, exchange or conversion of any preferred stock of the Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Guarantor in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 9.01(c) of the Declaration, provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities; and
(ii) will use reasonable efforts to cause the Issuer to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Debentures as provided in the Declaration.

                  SECTION 6.02. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Guarantor and any guarantees, endorsements or other contingent obligations of the Guarantor in respect of such indebtedness, liabilities or obligations, including the Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its capital stock. The Guarantor's obligations under this Guarantee Agreement will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred securities issued by other statutory business trusts of which the Guarantor holds the common securities.


                                   ARTICLE VII

                                   Termination

                  This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities, or upon the distribution of Debentures to Holders in exchange for all the Preferred Securities, or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

                  SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or wilful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits, losses or any other facts pertinent to the existence and amounts of assets from which Distributions to Holders might properly be paid.

                  SECTION 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or wilful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or conveyance, transfer or lease of assets involving the Guarantor that is permitted under Article Ten of the Indenture, the Guarantor shall not assign its obligations hereunder.

                  SECTION 9.02. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66-2/3% in liquidation amount of the Preferred Securities. The provisions of Section 12.02 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

                  SECTION 9.03 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                           Paine Webber Group Inc.
                           1285 Avenue of the Americas
                           New York, New York 10019
                           Facsimile No.:  (212) 713-2116
                           Attention:  General Counsel

                  (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Holders:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York 10001
                           Facsimile No.:  (212) 946-3358
                           Attention:  Corporate Trust Administration

                  (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.04. Genders. The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

                  SECTION 9.05. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

                  SECTION 9.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

                  SECTION 9.07. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

                  SECTION 9.08. Exercise of Overallotment Option. If and to the extent that Preferred Securities are issued by the Issuer upon exercise of the overallotment option referred to in the second WHEREAS clause, the Guarantor agrees to give prompt notice thereof to the Guarantee

Trustee, but the failure to give such notice shall not relieve the Guarantor of any of its obligations hereunder.


                  This Guarantee Agreement is executed as of the day and year first above written.

                                       PAINE WEBBER GROUP INC.,

                                         by_________________________
                                            Name:
                                            Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Guarantee Trustee,

                                          by_________________________
                                             Name:
                                             Title:

STATE OF NEW YORK                           )
                                            )
COUNTY OF NEW YORK                          )


                  BEFORE ME, the undersigned authority, on this      day of
            , 199 , personally appeared of Paine Webber Group Inc., known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL THIS     DAY OF                ,
199 .

{SEAL}


                                   NOTARY PUBLIC, STATE OF NEW YORK
                                   Print Name:________________________
                                   Commission Expires:________________

STATE OF NEW YORK                           )
                                            )
COUNTY OF NEW YORK                          )


                  BEFORE ME, the undersigned authority, on this day of , 199 , personally appeared of The Chase Manhattan Bank, known to me (or proved to me by introduction upon the oath of a person known to me) to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL THIS       DAY OF              ,
199 .

{SEAL}


                                        NOTARY PUBLIC, STATE OF NEW YORK
                                        Print Name:________________________
                                        Commission Expires:________________